EXHIBIT 21

               SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

                                                             PERCENTAGE OF
                                                           VOTING SECURITIES
                                 JURISDICTION OF           OWNED DIRECTLY OR
       NAME                       INCORPORATION           INDIRECTLY BY QUAKER
       ----                      ---------------          --------------------

 *Quaker Chemical Europe B.V.      Holland                      100%

 *Quaker Chemical B.V.             Holland                      100%

 *Quaker Chemical, S.p.A.          Italy                        100%

 *Quaker Chemical Holdings UK      United Kingdom               100%
  Limited

 *Quaker Chemical Limited          United Kingdom               100%

 *Quaker Chemical S.A.R.L.         France                       100%

 *Raffineries de l'Ile de France   France                       100%

**Quaker Chemical South            Republic of South             50%
  Africa (Pty.) Limited            Africa

 *Quaker Chemical, S.A.            Spain                        100%

 *Quaker Chemical, S.A.            Argentina                    100%

 *Quaker Chemical Industria e      Brazil                       100%
  Comercia Ltda.

**Kelko Quaker Chemical, S.A.      Venezuela                     50%

 *Quaker Chemical Limited          Hong Kong                    100%

 *Quaker Chemical South East       Singapore                    100%
  Asia Pte. Ltd.

**Nippon Quaker Chemical, Ltd.     Japan                         50%

 *Quaker Chemical (Austral-        State of New South            51%
  asia) Pty. Limited               Wales, Australia

 *QuakerChem Canada Limited        Canada                       100%

**TecniQuimia Mexicana             Mexico                        40%
  S.A. de C.V.

 *Selby, Battersby & Co.           Delaware, U.S.A.             100%

 *Quaker Chemical Corporation      Delaware, U.S.A.             100%

                                     19

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 *AC Products, Inc.                California, U.S.A.           100%

 *Quaker Construction Products,    Pennsylvania, U.S.A.         100%
  Inc.

 *QSC Products, Ltd.               Pennsylvania, U.S.A.         100%

 *Multi-Chemical Products,         California, U.S.A.           100%
  Inc.

 *Quaker Petroleum Chemicals       Pennsylvania, U.S.A.         100%
  Company


__________________
 * Included in the consolidated financial statements.

** Accounted for in the consolidated financial statements under the equity method.